UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)

                               September 29 , 2006

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                                  DCI USA, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                    000-31143                  22-3742159
         ----------                  -----------                ------------
(State or Other Jurisdiction   (Commission File Number)        (IRS Employer
      of Incorporation)                                      Identification No.)

                                  8 Bond Street
                           Great Neck, New York 11021
          (Address of Principal Executive Offices, including Zip Code)

                                 (212) 994-9594
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 3.02. Unregistered Sales of Equity Securities

      On September 29, 2006, DCI USA, Inc. ("we" or the "Company") issued the following restricted shares of our Common Stock, $.001 par value per share ("Common Stock"), to the following parties: 1,252,997 shares to our Chairman and Chief Executive Officer, Jonathan Ilan Ofir; 6,000,000 shares to Jonathan Rigbi (the father of Mr. Ofir), and 2,064,000 shares to Mr. Gad Ichaki. Such issuances totaled 9,316,997 shares of Common Stock and represented approximately 19.7% of the approximately 47,292,681 shares of Common Stock outstanding after giving effect to such issuances.

      A total of 1,252,997 restricted shares were issued to Mr. Ofir upon his conversion, at $.05 per share, of the $60,000 principal amount of loan, plus the $2,649.86 in interest accrued thereon at 8% per year, which he had provided to us. We had previously disclosed that Mr. Ofir agreed to lend us up to $300,000 on a revolving credit basis at the interest rate of 8% per year. Such $60,000 loan from Mr. Ofir was made pursuant to such revolving credit arrangement.

      We privately sold 6,000,000 restricted shares of Common Stock to Mr. Rigbi as of September 29, 2006 for the purchase price of $.05 per share, or $300,000 in the aggregate.

      As we previously disclosed, Mr. Ichaki held a note payable by us in the principal amount of $200,000, with interest accruing at 8% per year. Mr. Ichaki agreed to convert such $200,000 principal amount, plus the $3,200 of interest accrued thereon, into a dollar-for-dollar investment in our $1.3 million private offering, pursuant to which we have been offering 10% convertible notes which are convertible at any time into shares of our Common Stock at between $.05 and $.10 per share. Simultaneously with such investment in our private offering, Mr. Ichaki converted his $103,200 principal amount of 10% convertible notes into an aggregate of 2,064,000 restricted shares of Common Stock.

      We believe all of the issuances of securities described in this report were exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                  DCI USA, INC.


Dated:  October 2, 2006                By:  /s/ Jonathan Ilan Ofir
                                            ------------------------------------
                                       Name:   Jonathan Ilan Ofir
                                       Title:  Chief Executive Officer


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